Exhibit 99.1

DUNE/DINAPOLI SFHR LLC AND DUNE/DINAPOLI SFHR
OPERATOR LLC AND SUBSIDIARIES

Combined Financial Statements

September 30, 2013 (unaudited)
and December 31, 2012

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Members
Dune/DiNapoli SFHR LLC and Dune/DiNapoli SFHR Operator LLC:

We have audited the accompanying combined financial statements of Dune/DiNapoli SFHR LLC and Dune/DiNapoli SFHR Operator LLC and subsidiaries, which comprise the combined balance sheet as of December 31, 2012, and the related combined statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly in all material respects, the financial position of Dune/DiNapoli SFHR LLC and Dune/DiNapoli SFHR Operator LLC and subsidiaries as of December 31, 2012, and the results of their operations and their cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

As discussed in note 7 to the combined financial statements, the hotel was sold to a third-party for $262.5 million on December 2, 2013. Our opinion is not modified with respect to this matter.

/s/ KPMG LLP
San Francisco, California
January 3, 2014

DUNE/DINAPOLI SFHR LLC AND DUNE/DINAPOLI SFHR

OPERATOR LLC AND SUBSIDIARIES

Combined Balance Sheets

September 30, 2013 (unaudited)

and December 31, 2012

	2013
	(Unaudited)	2012
Assets
Current assets:
Cash and cash equivalents	$5,578,467	2,211,219
Accounts receivable, net	2,235,717	2,763,194
Escrow deposits	3,509,172	1,825,919
Restricted cash — excess reserve account	910,342	—
Prepaid expenses and other assets	174,684	887,473
Total current assets	12,408,382	7,687,805
Investment property:
Land	34,842,814	34,842,814
Building and improvements	123,308,183	123,308,185
Furniture, fixtures, and equipment	22,507,218	18,753,278
	180,658,215	176,904,277
Less accumulated depreciation	(27,359,298)	(21,507,527)
Total investment property, net	153,298,917	155,396,750
Due from Hyatt	1,669,013	3,442,779
Deferred loan costs, net	330,040	1,320,158
Total assets	$167,706,352	167,847,492
Liabilities and Members’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,873,234	433,125
Security deposits	23,578	23,578
Total current liabilities	1,896,812	456,703
Note payable	130,000,000	130,000,000
Total liabilities	131,896,812	130,456,703
Commitments and contingencies
Members’ equity	35,809,540	37,390,789
Total liabilities and members’ equity	$167,706,352	167,847,492

See accompanying notes to combined financial statements.

DUNE/DINAPOLI SFHR LLC AND DUNE/DINAPOLI SFHR

OPERATOR LLC AND SUBSIDIARIES

Combined Statements of Operations

	Nine months ended September 30		Year ended
	2013	2012	December 31,
	(Unaudited)	(Unaudited)	2012
Revenue:
Rooms	$46,320,760	40,881,711	54,769,672
Food and beverage	14,960,888	14,088,394	19,409,057
Other operated departments	2,153,966	1,983,310	2,722,627
Rentals and other income	949,364	1,059,035	4,311,184
Total revenue	64,384,978	58,012,450	81,212,540
Departmental expenses:
Rooms	15,234,610	14,434,516	19,668,789
Food and beverage	14,630,315	13,637,557	18,701,781
Other operated departments	1,857,374	1,937,978	2,555,894
Total departmental expenses	31,722,299	30,010,051	40,926,464
Operating expenses:
Administrative and general	5,224,817	5,078,137	6,680,286
Sales and marketing	3,956,091	3,601,709	4,750,623
Property operation and maintenance	3,407,666	3,345,925	4,432,312
Property management fees	2,066,857	1,894,415	2,530,945
Asset management fees	206,253	206,253	275,004
Insurance	1,101,764	1,057,929	1,456,522
Real estate taxes	2,246,737	2,022,009	2,505,567
Utilities	1,665,766	1,713,311	2,266,510
Garage rent	371,104	328,228	437,640
Depreciation	5,851,772	5,552,593	7,403,457
Total operating expenses	26,098,827	24,800,509	32,738,866
Operating income	6,563,852	3,201,890	7,547,210
Interest expense	8,145,017	8,163,590	10,924,989
Loss on derivative financial instrument	84	—	22,748
Net loss	$(1,581,249)	(4,961,700)	(3,400,527)

See accompanying notes to the combined financial statements.

DUNE/DINAPOLI SFHR LLC AND DUNE/DINAPOLI SFHR

OPERATOR LLC AND SUBSIDIARIES

Combined Statements of Members’ Equity

Nine months ended September 30, 2013 (unaudited)

and Year ended December 31, 2012

Members’ equity, December 31, 2011	$40,491,316
Contributions	300,000
Net loss	(3,400,527)
Members’ equity, December 31, 2012	37,390,789
Net loss (unaudited)	(1,581,249)
Members’ equity, September 30, 2013 (unaudited)	$35,809,540

See accompanying notes to combined financial statements.

DUNE/DINAPOLI SFHR LLC AND DUNE/DINAPOLI SFHR

OPERATOR LLC AND SUBSIDIARIES

Combined Statements of Cash Flows

	Nine months ended September 30		Year ended
	2013	2012	December 31,
	(Unaudited)	(Unaudited)	2012
Cash flows from operating activities:
Net loss	$(1,581,249)	(4,961,700)	(3,400,527)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of deferred loan costs	990,118	990,118	1,320,158
Depreciation	5,851,772	5,552,593	7,403,457
Loss on derivative instrument	84	—	22,748
Changes in assets and liabilities:
Accounts receivable	(1,401,050)	(3,312,229)	(5,075,750)
Prepaid expenses and other assets	712,705	822,010	21,462
Security deposits	—	23,578	23,578
Escrow deposits	(1,683,253)	(1,800,407)	(239,228)
Accounts payable and accrued expenses	1,440,109	517,496	(87,848)
Net cash provided by (used in) operating activities	4,329,236	(2,168,541)	(11,950)
Cash flows from investing activities:
Additions to investment property	(51,646)	—	(307,286)
Net cash used in investing activities	(51,646)	—	(307,286)
Cash flows from financing activities:
Capital contributions	—	300,000	300,000
Additions to restricted cash — excess reserve account	(910,342)	—	—
Net cash (used in) provided by financing activities	(910,342)	300,000	300,000
Net increase (decrease) in cash and cash equivalents	3,367,248	(1,868,541)	(19,236)
Cash and cash equivalents, beginning of period	2,211,219	2,230,455	2,230,455
Cash and cash equivalents, end of period	$5,578,467	361,914	2,211,219
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$6,376,293	6,388,055	9,582,083
Supplemental noncash investing and financing activities:
Furniture, fixtures, and equipment purchased by Hyatt on behalf of the Company	$(3,702,293)	(2,103,098)	(4,001,236)
Furniture, fixtures, and equipment reserve due from Hyatt	1,928,527	1,735,457	2,345,902

See accompanying notes to combined financial statements.

DUNE/DINAPOLI SFHR LLC AND DUNE/DINAPOLI SFHR
OPERATOR LLC AND SUBSIDIARIES

Notes to the Combined Financial Statements

September 30, 2013 (unaudited)
and December 31, 2012

(1)                     Organization and Nature of Activities

Dune/DiNapoli SFHR LLC, a Delaware limited liability company, and Dune/DiNapoli SFHR Operator LLC were formed in January 2007 and operate pursuant to limited liability company agreements. Also in January 2007, Dune/DiNapoli SFHR LLC formed its wholly owned subsidiary, SFHR LLC, for the purpose of acquiring, holding, maintaining, entitling, improving, developing, rehabilitating, constructing improvements on, exchanging, leasing, selling, and otherwise using the Hyatt Regency San Francisco Hotel (the Hotel) in San Francisco, California. The Hotel is leased by SFHR LLC to SFHR Operator LLC, a wholly owned subsidiary of Dune/DiNapoli SFHR Operator LLC under the terms of a participating lease. SFHR Operator LLC has entered into an agreement with Hyatt Corporation (Hyatt) to operate the Hotel as more fully described in note 3 to these combined financial statements. Dune/DiNapoli SFHR LLC and subsidiary and Dune/DiNapoli SFHR Operator LLC and subsidiary, are collectively referred to as “the Company.” The Company is under common control and management.

(2)                    Summary of Significant Accounting Policies

(a)                      Basis of Presentation

The accompanying combined financial statements have been prepared on a historical cost basis in accordance with U.S. generally accepted accounting principles. The combined financial statements of the Company include the accounts of their wholly owned subsidiaries. All intercompany transactions have been eliminated upon combination.

(b)                      Use of Estimates

In preparing the combined financial statements in conformity with U.S. generally accepted accounting principles, management of the Company makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(c)                       Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments purchased with an original maturity date of three months or less.

(d)                      Escrow Deposits

Escrow deposits consist of amounts reserved for real estate taxes, insurance, interest, furniture, fixtures and equipment (FFE) and other costs as required pursuant to the terms of the loan agreement or the Hyatt agreement (note 3).

(e)                       Building and Improvements

Costs incurred in connection with the acquisition of the Hotel have been capitalized. Maintenance and repair expenses are charged to operations as incurred. Significant betterments and improvements are capitalized and depreciated over the applicable useful lives as they are placed in service.

(Continued)

DUNE/DINAPOLI SFHR LLC AND DUNE/DINAPOLI SFHR
OPERATOR LLC AND SUBSIDIARIES

Notes to the Combined Financial Statements

September 30, 2013 (unaudited)
and December 31, 2012

(f)                         Depreciation

Depreciation of the Hotel is computed using the straight-line basis over estimated useful lives of 30 years for building and improvements, and two to seven years for furniture, fixtures, and equipment.

(g)                      Impairment of Long-Lived Assets

The Company reviews property and equipment for impairment annually or more frequently if events or changes in circumstances indicate the carrying amount of an asset may be impaired. The Company records impairment losses on long-lived assets and identifiable intangible assets used in operations if the estimated undiscounted net cash flows to be generated by those assets are less than the carrying amounts of those assets. The Company recognizes an impairment loss equal to the excess of the carrying amount of the asset over its estimated fair value, which is determined using a discounted cash flow analysis or market comparisons.

(h)                      Asset Retirement Obligations

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 410-20, Asset Retirement and Environmental Obligations — Asset Retirement Obligations, requires that the fair value of an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of the fair value can be made. The Company did not identify any conditional asset retirement obligations related to the Hotel.

(i)                         Derivatives and Hedging Instruments

The Company may use derivative instruments such as interest rate caps primarily to manage exposure to variability of cash flows to be paid related to interest rate risks inherent in variable rate debt. The Company’s derivatives are recognized as assets or liabilities on the combined balance sheet and are recorded at fair value. The Company does not enter into derivatives for speculative or trading purposes.

To the extent the Company designates a derivative as a hedging instrument, the effective portion of change in the fair value of the derivative would initially be reported in other comprehensive income (loss) and subsequently recognized in the income statement when the hedged transaction affects income. The ineffective portion of the change in the fair value would be recognized as interest expense. The Company would classify such derivatives as cash flow hedges and formally document all relationships between the hedging instruments and the hedged items, as well as its risk management objectives and strategies for undertaking the hedge transactions and how hedge effectiveness and ineffectiveness will be measured.

To the extent the Company does not designate a derivative as a hedging instrument, the change in the fair value of the derivative is reported in current earnings.

(Continued)

DUNE/DINAPOLI SFHR LLC AND DUNE/DINAPOLI SFHR
OPERATOR LLC AND SUBSIDIARIES

Notes to the Combined Financial Statements

September 30, 2013 (unaudited)
and December 31, 2012

(j)                         Deferred Loan Costs

Deferred loan costs are recorded at cost and amortized on a straight line basis over the life of the related note payable, which approximates the effective interest method. Accumulated amortization of deferred loan costs was $2,310,276 and $1,320,158 as of September 30, 2013 (unaudited) and December 31, 2012, respectively.

(k)                      Revenue Recognition

Revenue is recognized when the services are provided. Additionally, the hotel collects sales, use, occupancy, and similar taxes, which are presented on a net basis (excluded from revenue) on the combined statement of operations. Retail rental income is accrued based on minimum rent on a straight-line basis.

(l)                         Income Taxes

The Company has elected to have its income taxed as a partnership under provisions of the Internal Revenue Code. Under these provisions, the Company does not pay income taxes on its federal or state taxable income; rather, the Company’s members are liable for any federal taxes resulting from the Company’s operations.

Any significant tax positions for all open tax years are assessed to determine whether there are any material unrecognized liabilities in accordance with FASB ASC 740, Income Taxes. This guidance requires the Company to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including the resolution of any related appeals or litigation processes, based on the technical merits of the position. No benefit would be recorded for tax positions not deemed to meet the more-likely than not threshold in the current period. As of September 30, 2013 (unaudited) and December 31, 2012, there are no such liabilities. The Company classifies any applicable interest and penalties on tax liabilities from significant uncertain tax positions as interest expense and operating expense, respectively, in the Company’s statement of operations. For the nine months ended September 30, 2013 (unaudited) and year ended December 31, 2012, there are no such expenses.

(m)                   Fair Value Measurements

The Company follows the provisions included in FASB ASC Topic 820, Fair Value Measurements and Disclosures, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonrecurring items that are recognized or disclosed at fair value in the financial statements on a recurring basis. ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

(Continued)

DUNE/DINAPOLI SFHR LLC AND DUNE/DINAPOLI SFHR
OPERATOR LLC AND SUBSIDIARIES

Notes to the Combined Financial Statements

September 30, 2013 (unaudited)
and December 31, 2012

ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•                              Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•                              Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•                              Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

(n)                      Fair Value of Financial Instruments

FASB ASC Topic 825, Financial Instruments, requires disclosure about the fair value of financial instruments, whether or not recognized in the accompanying combined balance sheet. The Company believes that, based on available market information, the carrying amount of the Company’s financial instruments, principally cash and cash equivalents, accounts receivable, escrow deposits, due from Hyatt and accounts payable and accrued expenses, approximates their fair value at December 31, 2012. The Company estimated that notes payable with a carrying value of $130,000,000 had a fair value of $125,000,000 at December 31, 2012.

(3)                    Hyatt Agreement

Upon acquisition in 2007, the Company assumed an agreement with Hyatt, whereby Hyatt rents, manages, and operates the Hotel from the Company. The agreement with Hyatt expires on December 31, 2050. Hyatt pays the Company a monthly rent (Hyatt Rent) generally equal to the sum of the Hotel’s Adjusted Gross Operating Profit (as defined) less the Hyatt Retention Fee (as defined), a capital reserve (calculated at three percent of revenue), property insurance, and property taxes. Hyatt also pays the Company the amount of the capital reserve, property insurance and property taxes deducted from the Hyatt Rent. As of September 30, 2013 (unaudited) and December 31, 2012, $1,669,013 and $3,442,779 was due from Hyatt related to this agreement.

In addition, in the event that the Hyatt Rent for a given month is in a negative amount (Hotel Deficit), the Company is obligated to remit payments in order to fund the Hotel Deficit. The Hyatt Retention Fee is calculated as three percent of Hotel revenue. For the nine months ended September 30, 2013 and 2012 (unaudited) and for the year ended December 31, 2012, the Hyatt Retention Fee was $1,926,679, $1,735,456, and $2,345,902, respectively. In addition to the Retention Fee, Hyatt has the potential to earn an incentive fee equal to one-third of Additional Rent (as defined). The Hyatt Rent amount must exceed approximately $18 million for Additional Rent to be triggered. For the nine months September 30, 2013 and 2012 (unaudited) and for the year ended December 31, 2012, the Hyatt Rent totaled $10,700,363, $7,241,353, and $10,045,939, respectively.

(Continued)

DUNE/DINAPOLI SFHR LLC AND DUNE/DINAPOLI SFHR
OPERATOR LLC AND SUBSIDIARIES

Notes to the Combined Financial Statements

September 30, 2013 (unaudited)
and December 31, 2012

The Company has determined that since it will take more than a minor amount of the output or other utility of the Hotel, the agreement with Hyatt is a service agreement and not a lease. In addition, since the Company bears substantially all of the risk and rewards related to the Hotel and is the primary obligor, the accompanying combined statement of operations include the gross revenue and expenses that comprise the Hyatt Rent rather than on a net basis.

(4)                     Note Payable

On December 23, 2011, the Company obtained a loan in the amount of $130,000,000 with a lender (the Loan). Proceeds from the Loan along with the existing balance of an existing restricted cash account and capital contributions from the Company’s members were used to retire the original acquisition and construction loan at par.

The Loan bears interest at 6.25% plus one-month LIBOR per annum (effective rate of 7.25% at December 31, 2012) and is secured by the Hotel and requires monthly installments of interest-only based on the outstanding principal balance. LIBOR, as defined, shall not be less than 1.0% per annum. The Loan matures on January 1, 2014 and includes four options to extend. The first option to extend would enable the maturity date to be extended to September 1, 2014. The option is at the discretion of the Company, subject to the following conditions: (1) delivery of written notice of the extension at least 30 days prior to the maturity date, (2) no Event of Default (as defined) shall be continuing on the maturity date, and (3) the Company has obtained an interest rate cap for the term of the extension. The Company is required to pay an exit fee in the amount of $325,000 upon maturity of the Loan. Dune RE Fund L.P. and Dune RE Parallel Fund L.P., related parties, serve as guarantors to the Loan and agreed to collectively maintain a net worth of at least $30,000,000 and liquid assets of not less than $5,000,000.

The Loan agreement requires the Company to maintain escrow amounts for anticipated property taxes, insurance, and interest with the lender, as well as a furniture, fixtures and equipment (FF&E) expenditure fund. The Company is required to make monthly deposits to the FF&E expenditure fund equal to 1% of the prior month’s Gross Revenues, as defined. As of September 30, 2013 and December 31, 2012, the escrow balance was $1,191,599 (unaudited) and $662,235, respectively.

During 2013, a Trigger Period (as defined) commenced under the Company’s loan agreements due to the debt service coverage ratio (DSCR) falling below the specified DSCR hurdle outlined in the loan agreements. During the Trigger Period, all company cash flows from the operations of the Hotel are swept into a lender controlled Excess Cash Flow Reserve Account. Balances in the Excess Reserve may only be used to fund operations of the Hotel and debt service. The Trigger Period will continue until DSCR exceeds the specified hurdle for two quarters. Upon termination of the Trigger Period, funds in the Excess Reserve (net of any debt service outstanding) will be remitted back to the Company. As of September 30, 2013 and December 31, 2012, the Excess Reserve balance was $910,342 (unaudited) and $0 respectively, and was classified as restricted cash in the accompanying combined balance sheet.

In connection with the Loan, the Company entered into a new interest rate cap (the Cap) agreement, The Cap has an effective date of December 23, 2011, a notional amount of $130,000,000, a maturity date of January 1, 2014, and was acquired at a cost of $118,780. The Cap capped the maximum underlying one-month LIBOR rate at 3.0%. As of September 30, 2013 and December 31, 2012, the fair value of the Cap was $0 (unaudited) and $84 and is classified within prepaid expenses and other in the accompanying combined balance sheets.

(Continued)

DUNE/DINAPOLI SFHR LLC AND DUNE/DINAPOLI SFHR
OPERATOR LLC AND SUBSIDIARIES

Notes to the Combined Financial Statements

September 30, 2013 (unaudited)
and December 31, 2012

The interest rate cap did not qualify for hedge accounting, and therefore, the change in the fair market value of the interest rate cap for the nine months ended September 30, 2013 and year ended December 31, 2012 is reflected in loss on derivative instrument in the accompanying combined statements of operations. The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Based on its nature, the fair value of the interest rate cap is determined using Level 2 inputs, as described in note 2(m).

(5)                     Limited Liability Company Agreement and Related-Party Transactions

The Company shall terminate on December 31, 2055, unless dissolved earlier as provided in the operating agreement. Except as provided in the Limited Liability Company Act, no Member shall be personally liable for any debt, obligations, or liabilities of the Company solely by reason of being a Member of a limited liability company.

The operating agreement generally provides for the contribution of funds needed by the Company to be made by the members in accordance with their respective percentage interests, as defined Profits and losses of the Company are allocated in accordance with their respective percentage interests.

The Company did not make any distributions to members for the nine months ended September 30, 2013 (unaudited) and year ended December 31, 2012.

The members contributed $300,000 to the Company during the year ended December 31, 2012.

In accordance with the operating agreement, the Company paid DiNapoli Capital Partners, an affiliate of the Company’s members, an asset management fee of approximately $206,253 for the nine months ended September 30, 2013 (unaudited) and $275,004 for the year ended December 31, 2012.

(6)                     Commitments and Contingencies

(a)                      Litigation

During 2012, the Company executed the Consent to Transfer of Rights to Claim No. 9915 which assigned all rights the Company owned in the Asbestos Property Damage Claim filed by Hyatt Corporation dated October 28, 2009 (the Claim). The aggregate principal amount of the Claim of $4,177,236 was transferred to W.R. Grace & Co. for net proceeds of $2,470,342. The gain on settlement of $2,470,342 is recorded in other revenue and is included in accounts receivable as of December 31, 2012 and was paid in full in January 2013.

(b)                      Other

The Company is or may be subject to a variety of claims or legal actions arising in the ordinary course of business. The outcomes of such claims are not expected to have a material adverse effect on the Company’s combined financial position or results of operations.

(Continued)

DUNE/DINAPOLI SFHR LLC AND DUNE/DINAPOLI SFHR
OPERATOR LLC AND SUBSIDIARIES

Notes to the Combined Financial Statements

September 30, 2013 (unaudited)
and December 31, 2012

(7)                     Subsequent Events

On December 2, 2013, Sunstone Hotel Investors, Inc. acquired the Hotel for a gross purchase price of $262.5 million. The $130,000,000 note payable was paid off in conjunction with the purchase of the property.

The Company has evaluated its subsequent events through January 3, 2014, which is the date the combined financial statements were available for issuance, and determined there are no other items to disclose.